UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2016

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street 34th Floor New York, NY 10004
(Address, including zip code, of Principal Executive Offices)
(212) 388-6800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Michael B. McCook and Javier Vande Steeg

On November 7, 2016, each of Michael B. McCook and Javier Vande Steeg resigned from his role as an independent director of First Capital Real Estate Trust Incorporated (the “Company”). Mr. McCook and Mr. Vande Steeg both felt there were difficulties in their being able to effectively carry out their duties as independent directors due to the fact that they are located in California and the Company’s principal business office is in New York.

Appointment of Frank Grant

On November 11, 2016, Suneet Singal, Company’s chief executive officer and the sole director of the board of directors (the “Board”) appointed Frank Grant to serve as an independent director and a member of the Company’s audit and compensation committees, effective as of that same date. There are no related party transactions involving Mr. Grant that are reportable under Item 404(a) of Regulation S-K.

Mr. Grant will participate in the Company’s compensation program for independent directors and the Company’s stock incentive plan. The Company pays to each of its independent directors a retainer of $30,000 plus certain per meeting compensation and reimbursements.

Appointment of Richard Leider

On November 11, 2016, Mr. Singal appointed Richard Leider to serve as an independent director and a member of the Company’s audit and compensation committees, effective as of that same date. There are no related party transactions involving Richard Leider that are reportable under Item 404(a) of Regulation S-K.

Mr. Leider will participate in the Company’s compensation program for independent directors and the Company’s stock incentive plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: November 14, 2016	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer